As filed with the Securities and Exchange Commission on February 24, 2011

Registration Statement No. 333-143740

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143740

UNDER THE SECURITIES ACT OF 1933

BMP SUNSTONE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0434726
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike Suite 400

Plymouth Meeting, PA 19462 (610) 940-1675

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

BEIJING MED-PHARM CORPORATION

2007 OMNIBUS EQUITY COMPENSATION PLAN

(Full Title of the Plans)

David Gao

President and Chief Executive Officer

BMP Sunstone Corporation

600 W. Germantown Pike

Suite 400

Plymouth Meeting, PA 19462

(610) 940-1675

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) filed by BMP Sunstone Corporation, a Delaware corporation (the “Company”), removes from registration all shares of common stock, par value $0.001 (“Common Stock”), of the Company registered under the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on June 14, 2007, pertaining to the registration of shares of Common Stock offered under the 2007 Omnibus Equity Compensation Plan (the “Plan”).

On October 28, 2010, the Company entered into an Agreement and Plan of Merger with sanofi-aventis, a French société anonyme (“Parent”), and Star 2010, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. The Merger is effective as of February 24, 2011 (the “Effective Time”), pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

At the Effective Time, each outstanding share of Common Stock (other than shares owned by the Company or its subsidiaries, Parent or Merger Sub) was automatically converted into the right to receive $10.00 in cash, without interest and less any applicable withholding taxes.

As a result of the Merger, the Company has terminated the Plan and all offerings of it securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post–effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement which remained unsold as of the date of this Post-Effective Amendment and terminates the effectiveness of the Registration Statement.

ITEM 16.	EXHIBITS AND FINANCIAL SCHEDULES.

Exhibit Number	Description

24.01	Power of Attorney (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, in the Commonwealth of Pennsylvania, on February 24, 2011.

BMP SUNSTONE CORPORATION

By:	/s/ Fred M. Powell
Name: Fred M. Powell Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Gao David Gao	President, Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2011

/s/ Fred M. Powell Fred M. Powell	Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2011

* Martyn D. Greenacre	Chairman	February 24, 2011

* Les R. Baledge	Director	February 24, 2011

* Daniel P. Harrington	Director	February 24, 2011

* Frank J. Hollendoner	Director	February 24, 2011

* John W. Stakes, M.D.	Director	February 24, 2011

* Zhijun Tong	Director	February 24, 2011

* Albert Yeung	Director	February 24, 2011

*By:	/s/ Fred M. Powell
Fred M. Powell Attorney-in-fact

Exhibit index

Exhibit Number	Description

24.01	Power of Attorney (previously filed)

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